Exhibit 2

VALE: ROADMAP TO A TRUE CORPORATION Teleconference with Investors February 20th, 2017 or results. All statements, when based upon statements wiII prove correct. These risks and markets; (d) the mining and metals prices and their information on factors that may lead to results This presentation may include statements that present Vale's expectations about future events expectations about the future, involve various risks and uncertainties. Vale cannot guarantee that such uncertainties include factors related to the following: (a) the countries where we operate, especially Brazil and Canada; (b) the global economy; (c) the capital dependence on globarindustrial production, which is cyclical by nature; and (e) global competition in the markets in which Vale operates. To obtain further different from those forecast by Vale, please consult the reports Vale files with the U.S. Securities and Exchange Commission (SEC), the Brazilian Comissao de Valores Mobiliarios (CVM), and the French Autorite des Marches Financiers (AMF), and in particular the factors discussed under "Forward Looking Statements" and "Risk Factors" in Vale's annual report on Farm 20-F.

Vale: Roadmap to a True Corporation Controlling Shareholders’ Corporate Transaction Proposal Aiming at a New Corporate Governance to Vale Execution of the Transaction Transition Period Target Governance • No Defined Control (Control Block <50% of ONs) Conversion of PN shares into ON shares (voluntary) Vale’s New Shareholders’ Agreement (20% of ON shares) • Defined Control (Valepar holding 54% of ON shares) • No Defined Control • • No Shareholders’ Agreement • Valepar’s New Shareholders’ Agreement • • BM&FBovespa’s Novo Mercado Segment Formal Migration to BM&FBovespa’s Novo Mercado Segment As Soon As Possible 3 Expiration of Vale’s New Shareholders’ Agreement November 9th, 2020 (with no renewal provision) Expiration of Valepar's New Shareholders’ Agreement November 10th, 2017 (renewable for 6 months) Expiration of Valepar’s Current Shareholders’ Agreement May 9th, 2017

Proposed Corporate Transaction Structure The proposed transaction consists of a series of indivisible and interdependent components, being the effectiveness of each individual component subject to the successful performance of all other components Conversion • Conversion rate of 0.9342 ON for each PN, based on the last 30 days’ VWAP Shares Common Shares • In line with the rules of BM&FBovespa’s Novo Mercado listing segment • • Valepar Shareholders to become direct shareholders of Vale Increase in the number of shares held by Valepar Shareholders by 10% (dilution of 3% for other shareholders) Merge into 4 1 Voluntary of Preferred into 2 Change of Va Bylaws 3 Valepar Vale le’s

Resulting Shareholding Structure Pre-Transaction Shareholding Structure Post-Transaction Shareholding Structure (1) 20% of ONs under Vale’s New Shareholder Agreement 0.01% [X]% Vale’s ONs [x]% Vale’s PNs [X]% Total [x]% Vale’s New Shareholders’ Agreement’s Shares [x]% Free Shares Note: 1 5 Assuming 100% take-up in the voluntary conversion of preferred shares into common shares. Resulting total equity stakes under a scenario of minimal accession of 54% of preferred shareholders: Litel – 21.09%; BNDESPAR – 8.54% (considering BNDES direct equity stake at Vale); Mitsui – 5.45%; Bradespar – 6.33%; Eletron – 0.01%; Free Float – 58.58% 17 .44% 0.02% 9.47% 58.07% 15.00% Valepar Free Float 6.48% 3.36% 5.29% 53.88% 1.03% 33.70% 39.64% 95.60% 61.01% 4.16% 2.26% 10.00% 3.58% 6.38% 11.33% 1.93% 2.24% Free Float 58.11%

Vale’s New Bylaws Vale’s Bylaws shall be amended to reflect terms commonly observed in bylaws of other public companies listed under the BM&FBovespa’s Novo Mercado segment • • Board of Directors composed by 12 members Compliance to BM&FBovespa’s Novo Mercado requisites related to the number of independent members in the Board of Directors • Equal treatment ensured to all ordinary shares through a mandatory public offering to acquire all outstanding shares of the Company in the event of transfer of control Public • Mandatory public offering to acquire all shares of the Company should any shareholder hold an interest stake equal or higher than 25% of the outstanding ordinary shares or the total shares issued by the Company • Disputes to be settled by arbitration procedures conducted by BM&FBovespa’s Arbitration Chamber 6 1 Board of Dire 2 100% Tag Alo Mandatory Offering 3 Poison Pill 4 Dispute Reso ctors ng - lution

Vale's New Shareholder Agreement After the conclusion of the transaction, a new shareholders’ agreement will be executed in order to provide more stability to the Company during its transition towards a new corporate structure with no defined control Vale's New Shareholder Agreement will delegate several subjects to the Board of Directors, which will be empowered and have a more active role Vale's New Shareholder Agreement Valepar's Current Shareholder Agreement 1 • 20 years, renewable for additional 10 years • 3 years with no renewal provision 2 ement • Arbitration • Judicial 3 Litel (49.0%) Bradespar (21.2%) Mitsui (18.2%) BNDESPAR (11.5%) Eletron (0.02%) Litel (50.0%) Bradespar (20.8%) Mitsui (17.9%) BNDESPAR (11.3%) • 20% of Vale’s ONs, in the following proportion • All ONs held by Valepar Shares 4 • Mandatory; always necessary in the event of a Board Meeting or Shareholders’ Meeting; all subjects to be voted in the Board Meeting or Shareholders’ Meeting; has binding effects • Optional, installed only when requested by the Parties; only subjects that require super-majority quorum; has binding effects 5 • 75% of Underlying Shares attending to the Preliminary Shareholders’ Meeting • 75% of Underlying Shares attending to the Preliminary Shareholders’ Meeting 7 Term Dispute Settl Underlying Preliminary Shareholders ’ Meeting Super-Majorit y Quorum

Main Merits of the Transaction As a result of the transaction, Vale will become a Company with no defined controlling shareholder (“true corporation”), making its management team more empowered and independent • The definition of the Company’s corporate and governance structures after the expiration of Valepar's Current Shareholder Agreement ensures more stability to all parties and a gradual transition towards a true corporation • Promotes the alignment of interests among groups of shareholders, shareholders and the management team Governance • Empowerment of the management team. Board of Directors to be the most relevant decision-making body • Promotes higher liquidity to the Company’s shareholders, which will have the same rights and benefits under a single class of shares • Compliance to corporate governance best practices and unification of shares allow Vale to meet the necessary prerequisites to access new segments of capital markets (e.g. BM&FBovespa’s Novo Mercado segment) Capital Base • Dissolution of the current control block and consequent diversification of the shareholder base to result in more independency of the Company’s management team 8 1 Stability to th Company 2 Corporate Best Practice 3 Liquidity Incr 4 Access to Markets 5 Shareholder Diversificatio e s ease n

Precedent Conditions and Transaction Timetable Precedent Conditions 1 2 result in a corporate structure in which Valepar’s 50% of the Company’s ON shares Indicative Transaction Timetable May June July August on: Valepar into Vale Shareholder Agreement • 6-month Lock-Up as of the execution of Vale's New Shareholder Agreement to all shares that are not part of the abovementioned agreement 9 Lock-Up Period Week beginning on: 6 • Successful merge of • Execution of Vale's New 27 20 13 Week beginning 4 • Vale’s Shareh Meeting Week beginning on: 2 9 23 olders’ • Vale’s Voluntary Conversion Period 30 16 25 18 11 Week beginning on: 7 • Call notice for Vale’s Shareholders’ Meeting (after the expiration of Valepar's Current Shareholder Agreement) 28 21 14 Minimum Take-up of Preferred Shareholders to the Voluntary Conversion of Shares • Take-up of at least 54% of preferred shareholders will shareholders hold, by the end of the transaction, less than Approval of the ProposedTransaction by Vale’s and Valepar’s Shareholders • In accordance with the applicable legislation, Valepar’s shareholders’ will not exercise their voting rights in Vale’s Shareholders’ Meeting

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Appendix: Detailed Calculation

Voluntary Conversion of Preferred Shares into Common Shares(1)

	Current Shareholding Structure						Post-Conversion Shareholding Structure					
	ON Shares		PN Shares		Total		ON Shares		PN Shares		Total	
	#	%	#	%	#	%	#	%	#	%	#	%
Valepar	**1,716**	**53.88%**	**20**	**1.03%**	**1,737**	**33.70%**	**1,735**	**34.54%**	**-**	**-**	**1,735**	**34.54%**
Litel	997	31.29%	12	0.60%	1,008	19.57%	1,008	20.06%	-	-	1,008	20.06%
Bradespar	299	9.40%	4	0.18%	303	5.88%	303	6.03%	-	-	303	6.03%
Mitsui & Co	257	8.08%	3	0.16%	261	5.06%	260	5.18%	-	-	260	5.18%
BNDESPAR	162	5.10%	2	0.10%	164	3.19%	164	3.27%	-	-	164	3.27%
Eletron	0.4	0.01%	0.0	0.00%	0.4	0.01%	0.4	0.01%	-	-	0.4	0.01%
BNDESPAR	**206**	**6.48%**	**66**	**3.36%**	**273**	**5.29%**	**268**	**5.34%**	**-**	**-**	**268**	**5.34%**
Other	**1,263**	**39.64%**	**1,881**	**95.60%**	**3,144**	**61.01%**	**3,020**	**60.12%**	**-**	**-**	**3,020**	**60.12%**
Total	**3,186**	**100%**	**1,968**	**100%**	**5,153**	**100%**	**5,024**	**100%**	**-**	**-**	**5,024**	**100%**

Each PN share converted for 0.9342 ON share

Valepar Merge into Vale(1)

	Post-Conversion Shareholding Structure						Post-Valepar Merge Shareholding Structure					
	ON Shares		PN Shares		Total		ON Shares		PN Shares		Total	
	#	%	#	%	#	%	#	%	#	%	#	%
Valepar	**1,735**	**34.54%**	**-**	**-**	**1,735**	**34.54%**	**1,909**	**36.73%**	**-**	**-**	**1,909**	**36.73%**
Litel	1,008	20.06%	-	-	1,008	20.06%	1,108	21.33%	-	-	1,108	21.33%
Bradespar	303	6.03%	-	-	303	6.03%	333	6.41%	-	-	333	6.41%
Mitsui & Co	260	5.18%	-	-	260	5.18%	286	5.51%	-	-	286	5.51%
BNDESPAR	164	3.27%	-	-	164	3.27%	181	3.48%	-	-	181	3.48%
Eletron	0.4	0.01%	-	-	0.4	0.01%	0.5	0.01%	-	-	0.5	0.01%
BNDESPAR	**268**	**5.34%**	**-**	**-**	**268**	**5.34%**	**268**	**5.16%**	**-**	**-**	**268**	**5.16%**
Other	**3,020**	**60.12%**	**-**	**-**	**3,020**	**60.12%**	**3,020**	**58.11%**	**-**	**-**	**3,020**	**58.11%**
Total	**5,024**	**100%**	**-**	**-**	**5,024**	**100%**	**5,197**	**100%**	**-**	**-**	**5,197**	**100%**

Increase in the number of shares held by Valepar Shareholders by 10%

VALE

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Note:
1 Assuming 100% take-up in the voluntary conversion of preferred shares into common shares.

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